Exhibit 10.11

Non-Early Exercise Form of Agreement

ENERGYCONNECT GROUP, INC.

STOCK OPTION AGREEMENT
RESTATED 2004 STOCK INCENTIVE PLAN

Pursuant to the EnergyConnect Group, Inc. Restated 2004 Stock Incentive Plan (the “Plan”), and in connection with the Optionee’s service to the Company, on <INSERT GRANT DATE> (the “Grant Date”) the Board of Directors (the “Board”) of EnergyConnect Group, Inc., an Oregon corporation (the “Company”), granted <INSERT OPTIONEE NAME> (the “Optionee”) an option to purchase Common Stock of the Company (“Common Stock”) in the amount and on the terms set out below, subject to the terms and conditions of the Plan.  Unless otherwise defined in this Stock Option Agreement (the “Agreement”), the terms used in this Agreement shall have the meanings defined in the Plan.  In consideration of the promises and mutual covenants herein contained, the Company and the Optionee agree as follows:

1.            This option entitles Optionee, upon the terms and conditions hereinafter stated, the right and option (the “Option”) to purchase all or any part of an aggregate of <INSERT SHARE AMOUNT> shares of the Company’s Common Stock at a purchase price of $<INSERT AMOUNT> per share.

2.             This Option
☐ is intended to be an Incentive Stock Option
☐ is not intended to be an Incentive Stock Option

Notwithstanding the above, if designated as an Incentive Stock Option, if the Shares subject to this Option (and all other incentive stock options granted to Optionee by the Company or any “parent” or “subsidiary” (within the meaning of Code Sections 424(e) and (f), including under other plans) that first become exercisable in any calendar year have an aggregate Fair Market Value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a nonstatutory stock option.  For purposes of this Option, incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an incentive stock option shall be determined as of the date of the grant of such stock option.

3.             This Option is granted upon the following terms:

3.1           Duration of Option.  Subject to the earlier termination of this Option as hereinafter provided and as provided in the Plan, this Option shall continue in effect for a period of ten (10) years from the Grant Date.

3.2           Vesting/Exercise Schedule.  So long as Optionee’s Service continues, the Shares underlying this Option shall vest and become exercisable as follows:

(a)           Regular Vesting.

(1)            <INSERT VESTING SCHEDULE>

(b)           Accelerated Vesting.  Upon the occurrence of a Change of Control  (as defined below), all of the Shares underlying this Option shall immediately vest and become exercisable.

(c)           Change of Control Definition.  For purposes of this Agreement, “Change of Control” shall mean:

(1)           A tender offer or exchange offer made and consummated for ownership of the Company’s stock representing fifty percent (50%) or more of the total combined voting power of the Company’s outstanding securities;

(2)           The sale or transfer of assets representing fifty percent (50%) or more of the net book value and of the fair market value of the Company’s consolidated assets (either in a single transaction or in a series of related transactions) to another entity which is not a wholly owned subsidiary of the Company and not a surviving or resulting corporation referenced in Section 3.2(c)(3) below where more than fifty percent (50%) of the outstanding voting shares of such corporation are owned in the aggregate by the Company’s former shareholder(s);

(3)           Any merger or consolidation of the Company with any other corporation (or entity) where fifty percent (50%) or less of the outstanding voting shares of the surviving or resulting corporation (or voting rights of any other entity) are owned in the aggregate by Company’s former shareholder(s));

(4)           A successful tender offer, exchange offer, merger, sale of assets and/or election which results in a change of fifty percent (50%) or more of the composition of the Company’s Board of Directors; or

(5)           The exercise of warrants, stock options or other derivative of Company’s securities, which upon exercise would cause the exercising party or parties in a series of related transactions to own fifty percent (50%) or more of the outstanding shares of the Company.

(d)    This Option may not be exercised for a fraction of a Share.

3.3           Limitations on Rights to Exercise.  Except as otherwise provided in this Agreement and the Plan, this Option may not be exercised unless at the time of such exercise the Optionee is in the Service of the Company or any Affiliate and shall have provided such Service continuously since the Grant Date. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of Service for this purpose.

3.4           Nonassignability.  This Option is nonassignable and nontransferable by the Optionee except by will or by the laws of descent and the distribution of the state and country of the Optionee’s domicile at the time of death, and is exercisable during the Optionee’s lifetime only by the Optionee.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

3.5           Termination of Service.

(a)           In the event the Optionee’s Service is terminated by retirement or for any reason, voluntarily or involuntarily, with or without cause, other than in the circumstances specified in subsection (b) below, this Option may be exercised at any time prior to its expiration date or the expiration of thirty (30) days after the date of such termination of Service, whichever is the shorter period.

(b)           In the event the Optionee’s Service is terminated because of death or Disability (as defined in the Sub-Plan to the Restated 2004 Stock Incentive Plan), this Option may be exercised at any time prior to its expiration date or the expiration of one (1) year after the date of such termination, whichever is the shorter period.  If the Optionee’s Service is terminated by death, this Option shall be exercisable only by the person or persons to whom the Optionee’s rights under this Option shall pass by the Optionee’s will or by the laws of descent and distribution of the state or country of the Optionee’s domicile at the time of death.

(c)           To the extent this Option is not exercised within the limited periods provided above, all further rights to purchase Shares pursuant to this Option shall cease and terminate at the expiration of such periods.

3.6           Exercise of Option/Purchase of Shares.

(a)           To the extent permitted by this Agreement and the Plan, this Option may be exercised by execution and delivery of the Exercise Agreement attached hereto as Exhibit A, or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares as to which the Optionee desires to exercise this Option, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan.  Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Company in its discretion to constitute adequate delivery.

(b)           The written notice shall be accompanied by payment of the aggregate exercise price for the purchased Shares which may be made (i) in cash, (ii) in shares of Company Common Stock previously acquired and held for the minimum duration to avoid additional financial accounting charges with respect to the Option under applicable accounting guidance and valued at Fair Market Value, or (iii) in any combination of cash and such shares.  No shares shall be issued until full payment therefor has been made. The Optionee shall have none of the rights of a shareholder until the Shares are issued to the Optionee by entering such Shares in Optionee’s name in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company.

(c)           As a condition to the exercise of this Option and as further set forth in Section 9 of the Plan, Optionee agrees to make adequate provision for federal, state, local or other applicable tax, withholding obligations, required deductions or other payments, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise, as determined by the Company in its sole discretion.

(d)           The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the all applicable laws, regulations and rules, with such compliance determined by the Company in consultation with its legal counsel.  This Option may not be exercised until such time as the Plan has been approved by the holders of capital shares of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable laws, regulations or rules, including (without limitation) any applicable U.S. federal or state securities laws or any other law or regulation.

(e)           Subject to compliance with all applicable laws, regulations and rules, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the aggregate exercise price and the satisfaction of any applicable obligations described in Section 3.6(c) above.

3.7           Changes in Capital Structure.  The number, class and price of securities for which this Option may be exercised are subject to adjustment from time to time upon the happening of an Equity Restructuring (including, but not limited to, a stock split, stock dividend, merger, consolidation, or reorganization), in accordance with the provisions of Section 7 of the Plan.

4.             Miscellaneous.

4.1           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.  For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of the State of California or the federal courts for the Northern District of California and no other courts.

4.2           Entire Agreement; Enforcement of Rights.  This Agreement, together with the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties.  Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

4.3           Severability.  If one or more provisions of this Agreement are held to be unenforceable under any applicable law, regulation or rule, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

4.4           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

4.5           Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company but except as hereinabove provided this Option herein granted shall not be assigned or otherwise disposed of by the Optionee.

4.6           Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Optionee’s participation in the Plan, on this Option and on any Award or Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with any applicable law, regulation or rule or to facilitate the administration of the Plan.  Optionee agrees to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.  Furthermore, Optionee acknowledges that the laws of the country in which Optionee is working at the time of grant, vesting and exercise of this Option or the sale of Shares received pursuant to this Agreement (including any rules or regulations governing securities, foreign exchange, tax, labor, or other matters) may subject Optionee to additional procedural or regulatory requirements that Optionee is and will be solely responsible for and must fulfill.

4.7           Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to Optionee’s current or future participation in the Plan by electronic means or to request Optionee’s consent to participate in the Plan by electronic means.  Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

4.8           Continued Employment.  Nothing in the Plan or this Agreement shall confer upon the Optionee any right to be continued in the employment or service of the Company or any Affiliate, or shall interfere in any way with the right of the Company or any Affiliate, to terminate the Optionee’s employment or service at any time, for any reason, with or without cause.

By Optionee’s signature and the signature of the Company’s representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement and the Plan, which is attached to and made a part of this Agreement.  Optionee further acknowledges and agrees that Optionee’s rights to any Shares underlying this Option will be earned only as Optionee provides Services over time and that the grant of this Option is not as consideration for Services rendered prior to the Grant Date.  Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan.  Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Option.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

ENERGYCONNECT GROUP, INC.:

By:
(Signature)

Name:
Title:
Address:

PURCHASER:

(Signature)

Address:

Non-Early Exercise Form of Agreement

EXHIBIT A

ENERGYCONNECT GROUP, INC.

EXERCISE AGREEMENT
RESTATED 2004 STOCK INCENTIVE PLAN

This Exercise Agreement (this “Agreement”) is made as of _______________ by and between EnergyConnect Group, Inc., an Oregon corporation (the “Company”), and ____________ (“Purchaser”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s Restated 2004 Stock Incentive Plan (the “Plan”).

1.             Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option granted on ____________ to purchase _____________ shares of the Company Common Stock (the “Shares”) under and pursuant to the Plan and the Stock Option Agreement evidencing the option (the “Option Agreement”).  The purchase price for the Shares shall be $____ per Share for a total purchase price of $___________.  The term “Shares” refers to the purchased Shares and all securities received in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2.             Time and Place of Exercise.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price for the Shares, and the satisfaction of any applicable tax, withholding obligations, required deductions or other payments, all in accordance with the provisions of Section 3.6 of the Option Agreement.  The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser.  If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date.

3.             Limitations on Transfer.  Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with all applicable laws, regulations and rules.

4.             Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a)           Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser is purchasing the Shares for investment for Purchaser’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law.  Purchaser does not have any present intention to transfer the Shares to any other person or entity.

(b)           Purchaser is familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions.  Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144, which rule requires, among other things, that the Company be subject to the reporting requirements of the Exchange Act, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions.  Notwithstanding this paragraph (b), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (c) below.

(c)           Purchaser further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(d)           Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5.             Restrictive Legends and Stop-Transfer Orders.

(a)           Legends.  Any certificate or certificates representing the Shares shall bear any legends required by applicable state and federal corporate and securities laws.

(b)           Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with any restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Plan or this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.             No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent, subsidiary or affiliate of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

2

7.             Miscellaneous.

(a)           Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the state of California, without giving effect to principles of conflicts of law.  For purposes of litigating any dispute that may arise directly or indirectly from this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of California and agree that any such litigation shall be conducted only in the courts of the State of California or the federal courts for the Northern District of California and no other courts.

(b)           Entire Agreement; Enforcement of Rights.  This Agreement, together with the Option Agreement, and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c)           Severability.  If one or more provisions of this Agreement are held to be unenforceable under any applicable law, regulation or rule, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d)           Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by fax or forty-eight (48) hours after being deposited in the mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f)           Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

[Signature Page Follows]

3

The parties have executed this Exercise Agreement as of the date first set forth above.

ENERGYCONNECT GROUP, INC.:

By:
(Signature)

Name:
Title:
Address:

PURCHASER:

(Signature)

Address:

4

I, ______________________, spouse of __________, have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or other such interest that I may have in the Shares shall hereby be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of _________ (if applicable)

5